                                                                    EXHIBIT 10.1
                             AMENDED AND RESTATED
                             MANAGEMENT AGREEMENT

     This Amended and Restated Management Agreement (this "Agreement") is made effective as of the 1st day of January, 1999 ("Effective Date"), by and between
J. Gordon Gaines, Inc., a Delaware corporation (hereinafter referred to as "Gaines") and Vesta Fire Insurance Corporation, Sheffield Insurance Corporation, and Vesta Insurance Corporation (Alabama corporations), Vesta Lloyds Insurance Company, a Texas Lloyds Company, The Hawaiian Insurance and Guaranty Company, Limited (a Hawaiian corporation), The Shelby Insurance Company, Affirmative Insurance Company, Insura Property and Casualty Insurance Company (Ohio corporations), and Shelby Casualty Insurance Company, (an Indiana corporation) (all hereinafter collectively referred to as the "Company" and each of which hereby appoints Vesta Fire Insurance Corporation ("Vesta Fire") as Agent for the purpose of this Agreement to act and sign on behalf of each of them).

                                   RECITALS

a. Gaines and the Company (other than Shelby Casualty Insurance Company, which is added as a party by this Agreement) are parties to the Management Agreement dated November 15, 1993, as previously amended (the "Existing Management Agreement"), and now desire to amend and restate the Existing Management Agreement as set forth herein and as set forth in Article XI.

b. Gaines and the Company are affiliated companies, each being a subsidiary of Vesta Insurance Group, a Delaware corporation ("Vesta"), a holding company for a group of property and casualty insurance companies.

c. The Company is in the business of writing property and casualty insurance and reinsurance in the United States and certain other countries.

d. Gaines is a general agency and desires to represent the Company for the purpose of marketing, underwriting, and providing all administrative services for the production and servicing of the various classes of property and casualty insurance and reinsurance contemplated by this Agreement.

e. The Company has determined it is desirable and in its best interest to enter into this Agreement with Gaines, whereby the Company will take advantage of the experience and facilities of Gaines to provide the various administrative services as hereinafter set forth. Gaines has concluded it is desirable and in its best interest to enter into this Agreement with the Company for the provision of the services and facilities.

f. The Company is authorized to conduct the insurance and reinsurance business contemplated by this Agreement in the several states, territories and possessions of the United States and those certain other countries in which the parties to this Agreement propose to do business.

g. Gaines has the required authority to represent the Company as contemplated by this Agreement.

     NOW THEREFORE, in CONSIDERATION of the premises and of the mutual covenants and agreements contained herein, the parties do agree as follows:


                                   ARTICLE I
                             APPOINTMENT OF GAINES

1.01 Subject to the provisions hereof, the Company hereby appoints Gaines as its representative for the marketing, underwriting, and servicing of the insurance and reinsurance business contemplated under this Agreement. Gaines hereby agrees to represent the Company pursuant to the provisions of this Agreement.

1.02 Gaines shall represent the Company according to the provisions of this Agreement, and shall comply with all applicable laws and regulations of each state or other jurisdiction relative to Gaines' performance under this Agreement.


                                  ARTICLE II
                                  THE SERVICE

2.01 Gaines shall provide the following goods and services (herein "services") to the Company:

     (a)  Furniture and equipment for the Company as may reasonably be required;

     (b) A computer and system sufficient to administer the insurance and reinsurance business, contemplated under this Agreement;

     (c) A Personnel/Human Resources Department and staff sufficient to provide the services contemplated under this Agreement;

     (d) Maintenance of properly staffed claims, accounting, underwriting, personnel/human resources departments and staff to provide other administrative services as may reasonably arise with regard to the services contemplated and agreed to be provided by Gaines under this Agreement;

     (e)  Its internal legal staff for legal advice and assistance;

     (f) Its internal accounting staff for auditing and accounting advice and assistance;

     (g) Its internal Risk Management/Corporate Insurance Department for advice and assistance in the placement of all insurance and other risk management services necessary for the operation of the business contemplated under this Agreement;

     (h) Its internal employee benefit staff for advice and assistance in connection with employee benefits;

     (i) Its internal Treasury Department for advice and assistance with banking relations, cash management and corporate finance;

     (j) Its internal Investment Department for advice and assistance in the maintenance and the management of the Company's assets and liabilities and the assets and liabilities of current employee benefit plans and any successor plans operated or established in whole or part for the benefit of the employees of Gaines or the Company;

     (k) Its other staff, of any nature, for advice and assistance in connection with such other matters that the parties may from time to time require;

     (l)  Billing and collection of premiums;

     (m)  Adjustment and payments of losses and loss adjustment expenses;

     (n) Receiving and processing applications and issuance of policies of insurance in accordance with guidelines and standards established by the Company;

     (o) Maintenance of all necessary records relating to the property and casualty insurance and reinsurance contemplated and written through the Company pursuant to this Agreement, including policies, endorsements, cancellation notices, and other related evidences of insurance for a period of time mutually agreed to but not less than seven (7) years from date of expiration of coverage;

     (p) Maintenance of agency records, including licensing of Agents and commission accounting;

     (q) All information which the Company shall require or consider necessary for reports required by regulatory authorities;

     (r) Maintenance of records of the insurance business under its supervision pursuant to this Agreement in a form and manner as required by the laws and regulations of the various jurisdictions in which the Company shall do business;

     (s)  The right to use the service mark of Vesta Insurance Group, Inc.;

     (t) Such other administrative and other services performed by Gaines under this Agreement and those which may arise from time to time as contemplated by this Agreement, and although not specifically enumerated herein are nevertheless included herein.

2.02 Reports and Remittances; Settlement of Accounts
     -----------------------------------------------

     (a) Gaines shall furnish the Company as of dates and on forms acceptable to Gaines and the Company, reports and accounts in a bordereau format within 30 days after the end of each calendar month or at such other intervals as the parties hereto may agree.

          The reports and accounts shall reflect the business processed by Gaines on behalf of the Company. These reports shall include, but not be limited to, the following:

          (1)  Services provided to the Company;

          (2)  Premium bordereaux;

          (3)  Loss and loss adjustment expense bordereaux;

          (4)  Premium and loss reserve reports; and

          (5)  Any other report as required by the Company.

     (b) Gaines shall remit to the Company, within sixty (60) days of the close of the month, all funds due the Company as specified in the premium bordereaux (Section 2.02(a)(2)). The Company shall remit to Gaines, within sixty (60) days of the close of the month, all funds due Gaines as specified in the loss and loss adjustment expense bordereaux (Section 2.02(a)(3)).

     (c) In lieu of all or part of the requirements of Section 2.02(b), the Company shall empower Gaines to establish bank account(s), in the name of the Company and in banks approved by the Company, for the purpose of depositing or withdrawing funds as specified in Section 2.02(b).

2.03 Cost of Services.
     ----------------

     (a) The Company agrees to reimburse Gaines for the services agreed to and provided by Gaines according to the following schedule:

          (1)  The actual cost incurred by Gaines in providing services under
               Section 2.01 to be paid on a monthly basis; plus

          (2) An amount equal to 10% of the total actual cost incurred by Gaines for services under Section 2.01 to be paid on a monthly basis.

     (b) Gaines agrees to maintain books and records as are necessary and appropriate to substantiate the charges made to the Company for services performed and expenses incurred by Gaines for the benefit of the Company.

2.04 Claims.
     ------

     (a) Gaines will be responsible for the supervision, adjustment and payment of all claims arising under contracts of insurance and reinsurance entered into on behalf of the Company pursuant to the terms of this Agreement, including, but not limited to: assignment and supervision of all adjusters and investigators; retention of legal counsel; negotiation of settlement; acceptance of Proofs of Loss; settlement of subrogation and sale of salvage; the issuance of checks for claims settlements and payment of all allocated adjustment expenses.

     (b) Gaines shall be responsible for providing the Company and its reinsurers with Notices of Loss and Proofs of Loss. The Company shall be advised monthly of all claims established including reserves, paid losses and paid loss adjustment expenses by bordereaux. Additionally, Gaines shall notify the Company and its reinsurers of each claim exceeding $25,000 (or lesser amounts if required by the Company).

     (c) The power hereby granted Gaines with respect to claims handling is subject to the supreme authority and instruction of the Company, including but not limited to the designation of adjusters, the acceptance of declination of liability and the designation of counsel.

     (d) All allocated loss adjustment expense shall be the responsibility of the Company and shall be paid by Gaines on behalf of the Company.

     (e) Gaines shall be responsible for obtaining payment from reinsurers of the Company of that portion of claims and allocated loss adjustment expense payments made by Gaines on contracts entered into pursuant to this Agreement as shall be required by applicable reinsurance contracts of the Company.

     (f) Gaines, on behalf of the Company, shall maintain claim files and records in the form or manner as are needed to supervise and adjust settlement of losses. The records shall be maintained for a period not less than as required by the applicable period of limitations of the jurisdiction in which the contract of insurance was entered into, plus one year and in a place and in a form as is mutually agreed to by the parties.

     (g) Gaines shall furnish the Company claim bordereaux accounts within fifteen (15) days from the close of each month showing the detail of new claims and reserves, reserve changes, claim and claim expense payments in the form as set out from time to time by the Company. Gaines shall provide this information monthly as long as there remains any liability to the Company under policies issued by Gaines under this Agreement.

2.05 Insurance Contracts.  Gaines shall process applications and issue policies
     -------------------
     of property and casualty insurance and reinsurance in accordance with guidelines established by the Company and on those classes of risks designated in Article VI of this Agreement. Gaines shall continue to utilize current rates, application and policy forms which are presently in use. The forms and rates may be modified from time to time by the Company. The Company shall give Gaines appropriate notice in advance of any change in rates or forms. Subject to the terms of the contract of insurance and applicable law, the Company may at any time initiate cancellation of any contract of insurance issued pursuant to this Agreement. The Company shall give Gaines appropriate notice of any such cancellations it wishes to affect. Upon receipt of such notice, Gaines shall facilitate the cancellation of coverages as soon as practical subject to policy provisions and applicable law.

2.06 General.
     -------

     (a) Gaines shall maintain a sufficient staff of competent and trained personnel, supplies and equipment to develop, supervise and service the business which is subject to this Agreement.

     (b) Gaines shall use its best efforts to serve faithfully the Company and at all times promote and safeguard the best interest of the Company and perform all acts necessary to the proper conduct of the Company's business on behalf of the Company, including compliance with applicable statutes and regulations of the jurisdictions in which business is conducted.

     (c) In jurisdictions in which the Company is licensed to do business, Gaines agrees to have properly licensed resident agents for countersigning purposes and to maintain Gaines non-resident agents or brokers license as may be required by the laws and regulations of the jurisdiction.

     (d) In those jurisdictions in which the Company is operating as a non-admitted, foreign insurer, Gaines shall make surplus lines filings with the appropriate supervisory officials and pay such taxes as are required by the laws and regulations of each jurisdiction.


                                  ARTICLE III
                               OTHER AGREEMENTS

3.01 All expenses incurred by Gaines in the operation of the business covered by this Agreement shall be paid by Gaines unless otherwise set forth in this Agreement. To the extent that such expenses actually incurred by Gaines relate directly to services performed for a particular Company, one hundred percent of this direct expense shall be paid by the Company for which the services were performed, except that so long as each of the entities comprising the Company in this Agreement cede 100% of their business to Vesta Fire, then those entities hereby appoint Vesta Fire Insurance Corporation as their agent to pay 100% of this direct expense. If expenses incurred by Gaines cannot be allocated to work performed for a particular Company, Gaines will be compensated for the expenses in the manner described above in Section 2.03 of this Agreement.

3.02 Gaines agrees not to publish or distribute any advertisements, circulars or other matter referring to the Company by name without first securing the Company's written approval.

3.03 The Company shall have the right and opportunity to inspect and audit all records of Gaines relating to this Agreement and all services performed hereunder and all charges, fees and allocations made hereunder upon reasonable notice to Gaines. The Company also shall have the right to make copies of all such records.

3.04 Notwithstanding any other provision of this Agreement, it is understood that the business and affairs of the Company shall be managed by its Board of Directors, and to the extent delegated by the Board of Directors, by its appropriately designated officers. It is hereby specifically acknowledged and agreed by Gaines that the Board of Directors and officers of Gaines shall not have any management prerogatives or authority with respect to the business affairs and operations of the Company, except insofar as the directors or officers are acting within the scope of their authority as directors or officers of the Company.


                                  ARTICLE IV
                                 CONTRACT TERM

4.01 This Agreement shall continue indefinitely; provided, however, that either party may terminate this Agreement with ninety (90) days written notice given to the other by registered mail. Gaines will, thirty (30) days after receipt of notice of cancellation, cease writing any new business on behalf of the Company. It is agreed that business in force pursuant to this Agreement will continue until its normal expiration date or next anniversary date, whichever comes first, which date shall not extend coverage for a period in excess of twelve (12) calendar months beyond the termination of this Agreement and Gaines agrees to continue such services, as required by this Agreement, applicable to such business.

4.02 It is agreed that during the existence of this Agreement and for a period of twelve (12) months after its termination, Gaines shall not solicit, accept, produce, or place business written of the type or similar type covered by this Agreement from or to any source other than the Company.



                                   ARTICLE V
                           TERMINATION OF AGREEMENT

5.01 In addition to the termination rights set forth in Section 4.01, either party shall have the right to terminate this Agreement immediately by giving written notice by registered mail to the other if, during the duration of this Agreement, either party:

     (a) shall go into liquidation or if there be appointed for it or its assets a rehabilitator, receiver, liquidator, conservator, or trustee in bankruptcy or there be commenced against it proceedings for the appointment of any such officer or agent by whatever name known and such proceedings shall not be dismissed after a reasonable time;

     (b) shall become insolvent or make an assignment for the benefit of creditors; or

     (c) shall commit or omit any action which gives the other party a right to terminate for cause. For purposes of this Agreement, "for cause" shall include (1) a willful violation of applicable insurance laws and regulations, (2) violation of any material provision of this Agreement, (3) dishonesty, (4) theft, (5) fraud, (6) embezzlement, (7) commission of a felony or a crime involving moral turpitude or trustworthiness, (8) conduct disloyal to the Company or (9) willful disregard of lawful instructions or directions of any officer or director of the Company relating to a material matter.

5.02 Upon termination of this Agreement:

     (a) The Company shall be the owner of all insurance expirations and may make and retain copies of all records pertaining to such expirations, including agents' copies of dailies as those terms are used and understood in insurance parlance.

     (b) All records that pertain to the business of the Company shall become the property of the Company and shall be returned to the Company as directed by the Company.

     (c) Gaines shall supervise the runoff of the business and shall retain records or copies of records as may be necessary for that purpose.

     (d) The Company shall continue to pay Gaines compensation as specified in this Agreement and reimburse Gaines for commissions paid to agents pursuant to the provisions of this Agreement hereof with regard to premium transactions on policies written by Gaines during the term of this Agreement.


                                  ARTICLE VI
                                CLASSES OF RISK

6.01 Gaines is authorized, subject to underwriting instructions, rates and guides provided in writing by the Company to take applications and issue policies of insurance and reinsurance which the Company is authorized to write in the various jurisdictions in which it does business.

6.02 Gaines is authorized to solicit on behalf of the Company applications for insurance and reinsurance as set out in Section 6.01 above, subject to maximum limits of liability as set out by the Company to Gaines from time to time.

6.03 Gaines is authorized to secure and execute facultative and other reinsurance on behalf of, and as directed by, the Company and in such amounts and in such manner as directed by the Company.


                                  ARTICLE VII
                                   INDEMNITY

7.01 Gaines shall indemnify, defend and hold the Company, its directors, officers and employees harmless from and against all damages, losses, and out-of-pocket expenses (including fees), caused by or arising out of any willful failure to perform any obligation or agreement of the Company herein.

7.02 The Company shall indemnify, defend and hold Gaines, its directors, officers and employees harmless from and against all damages, losses, and out-of-pocket expenses (including fees), caused by or arising out of any willful failure to perform any obligation or agreement of the Company herein.

                                 ARTICLE VIII
                           MISCELLANEOUS PROVISIONS

8.01 This Agreement may not be assigned by Gaines, in whole or in part, unless prior written consent is given by the Company.

8.02 Notices hereunder shall be in writing, and may be delivered by hand, first class, registered or certified mail, postage prepaid, express delivery, or telecopy or other telecommunication device capable of confirmation of receipt, addressed to Gaines or the Company, at the address set forth below, or at such other address as each party may furnish to the other in writing:

          TO GAINES:       Mr. Donald W. Thornton
                           Senior Vice-President and General Counsel
                           J. Gordon Gaines, Inc.
                           3760 River Run Drive
                           P. O. Box 43360
                           Birmingham, Alabama 35243

          TO THE COMPANY:  Mr. Norman Winn Gayle, III
                           President
                           Vesta Fire Insurance Corporation
                           3760 River Run Drive
                           P. O. Box 43360
                           Birmingham, Alabama 35243


                                  ARTICLE IX
                                  ARBITRATION

9.01 As a condition precedent to any right of action hereunder, in the event of any dispute or difference between Gaines and the Company hereafter arising with respect to this Agreement, it is hereby mutually agreed that the dispute or difference shall be submitted to arbitration. One arbiter shall be chosen by the Company, the other by Gaines, and an umpire shall be chosen by the two arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies. In the event that either party should fail to choose an arbiter within 30 days following a written request by the other party to do so and 10 days following a second request, delivered to an officer of the party, the requesting party may choose two arbiters who shall in turn choose an umpire before entering upon arbitration. If the two arbiters fail to agree upon the selection of an umpire within 30 days following their appointment, each arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the umpire shall be chosen from the two remaining candidates by drawing lots.

9.02 The arbiters shall establish the procedures and rules under which the arbitration shall proceed. The arbiters shall follow the customs and practices of the insurance industry and consider this Agreement as an honorable engagement rather than merely a legal obligation, are relieved of all judicial formalities, and may abstain from following the strict rules of law. The majority award of the umpire and arbiters shall be final and binding on both parties. Judgment upon the final award of the umpire and arbiters may be entered in any court of competent jurisdiction.

9.03 Each party shall bear the expenses of its own arbiter, and shall jointly and equally bear with the other expense of the umpire and of the arbitration. In the event that the two arbiters are chosen by one party, as above provided, the expense of the arbiters, the umpire and the arbitration shall be equally divided between the two parties.

9.04 Any arbitration proceeding shall take place in Birmingham, Alabama or such other location as may be mutually agreed upon by the parties to this Agreement, but notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the laws of the State of Alabama.


                                   ARTICLE X
                                   STATE LAW

     This Agreement is entered into in accordance with the laws of the State of Alabama and is to be construed accordingly.


                                  ARTICLE XI
                           AMENDMENT AND RESTATEMENT
                       OF EXISTING MANAGEMENT AGREEMENT

     The Existing Management Agreement is amended and restated effective on the effective date of this Agreement. This Agreement shall govern the relationship of Gaines and the Company beginning on the effective date of this Agreement. Provided, however, the effectiveness of this Amended and Restated Agreement is subject to the approval of all appropriate regulatory authorities in all states
where approval is required.   If this Amended and Restated Agreement is not
approved by all required regulatory authorities, this Amended and Restated Agreement shall be void and of no force and the relationship of Gaines and the Company shall continue to be governed by the Existing Management Agreement.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by its duly authorized officers effective as of the Effective Date recited above, but actually executed on the dates set forth below.

                              VESTA FIRE INSURANCE CORPORATION,
                              INDIVIDUALLY AND AS AGENT FOR
                              SHEFFIELD INSURANCE CORPORATION, VESTA
                              INSURANCE CORPORATION, VESTA LLOYDS
                              INSURANCE COMPANY, THE HAWAIIAN
                              INSURANCE AND GUARANTY COMPANY,
                              LIMITED, THE SHELBY INSURANCE
                              COMPANY, AFFIRMATIVE INSURANCE
                              COMPANY, INSURA PROPERTY AND
                              CASUALTY INSURANCE COMPANY,
                              AND SHELBY CASUALTY INSURANCE
WITNESS:                      COMPANY

James E. Tait                 By    /s/ Norman W. Gayle, III
---------------------------      ----------------------------------------------
                                    President of Each Company other than
                                    Vesta Lloyds Insurance Company, and
                                    as authorized underwriter for Vesta Lloyds
                                    Insurance Company

                              Date Executed:   Oct. 4, 1999
                                             ----------------------------------

WITNESS:                      J. GORDON GAINES, INC.

James E. Tait                 By    /s/ Donald W. Thornton
---------------------------      ----------------------------------------------
                                    Senior Vice President

                              Date Executed:   Oct. 4, 1999
                                             ----------------------------------